UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2021 (April 30, 2021)

HOLICITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39426	85-1270303
(State or other jurisdiction of incorporation)	(Commission26 File Number)	(IRS Employer Identification No.)

2300 Carillon Point

Kirkland, WA 98033

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 278-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	HOLUU	The Nasdaq Capital Market
Class A common stock, par value $0.0001 per share	HOL	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HOLUW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC”) issued a statement pertaining to Special Purpose Acquisition Companies (“SPACs”) entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (the “SEC Statement”). In the SEC Statement, the SEC staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance on August 4, 2020, the outstanding warrants (“Warrants”) to purchase common stock of Holicity Inc. (the “Company”) were accounted for as equity within the Company’s balance sheet, and after discussion and evaluation, including with the Company’s independent auditors, the Company has concluded that its warrants should be presented as liabilities with subsequent fair value remeasurement (for a full description of the private placement warrants and public warrants, refer to the registration statement on Form S-1 (File No. 333- 239926), filed in connection with the Company’s initial public offering, declared effective by the SEC on August 4, 2020).

On April 30, 2021, the Company’s audit committee (the “Audit Committee”) concluded, after discussion with the Company’s management, that the Company’s consolidated financial statements for the periods beginning with the period from June 2, 2020 (inception) through December 31, 2020 and for the year ended December 31, 2020 (the “Non-Reliance Period”) should no longer be relied upon due to a misapplication in the guidance around accounting for certain of the Company’s warrants.

Similarly, press releases, earnings releases, and investor presentations or other communications describing the Company’s consolidated financial statements and other related financial information covering the Non-Reliance Period should no longer be relied upon. In addition, the audit report of the Company’s current independent registered public accounting firm, WithumSmith+Brown, PC (“Withum”) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed on March 4, 2021 with the Securities and Exchange Commission should no longer be relied upon.

The change in accounting for the warrants did not have any impact on the Company’s liquidity, cash flows, revenues or costs of operating its business and the other non-cash adjustments to the financial statements, in any of the Non-Reliance Period or in any of the periods included in Item 4.2 in this filing. The change in accounting for the warrants does not impact the amounts previously reported for the Company’s cash and cash equivalents, investments held in trust account, operating expenses or total cash flows from operations for any of these periods.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Withum. Withum was provided with a copy of the disclosures made herein and was given the opportunity, no later than the day of the filing of this Current Report on Form 8-K, to review these disclosures.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and control and are difficult to predict. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLICITY INC.

	By:	/s/ Steve Ednie
	Name:	Steve Ednie
	Title:	Chief Financial Officer
Date: April 30, 2021

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